Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-232492) and on Form S-8 (Nos. 333-227117, 333-207296, 333-177433, 333-177432, 333-118681) of Capital Southwest Corporation of our report dated May 19, 2021, relating to the financial statements of I-45 SLF LLC and its subsidiary, included as an exhibit to this Annual Report on Form 10-K of Capital Southwest Corporation for the year ended March 31, 2021.

/s/ RSM US LLP

Chicago, Illinois
May 26, 2021